As filed with the Securities and Exchange Commission on March 16, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GLOBAL INDEMNITY PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	98-0664891
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25/28 North Wall Quay

Dublin 1

Ireland

+(353) (0) 1 649 2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas M. McGeehan

Chief Financial Officer

c/o Global Indemnity Group, Inc.

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004 USA

(610) 664-1500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do no check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
A Ordinary Shares ($0.0001 par value per share)	2,000,000	$26.40	$52,800,000	$6,136

(1)	Represents the A ordinary shares of Global Indemnity Public Limited Company (the “Company”) issuable under the Global Indemnity plc Share Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional A ordinary shares that may offered or issued pursuant to the Plan in connection with any stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee are based upon the average of the high and low sales prices of the A ordinary shares as reported on the NASDAQ Global Select Market on March 10, 2015.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2015

PROSPECTUS

2,000,000 Shares

A Ordinary Shares

The 2,000,000 shares of A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) of Global Indemnity Public Limited Company (“Global Indemnity” or the “Company”) covered by this prospectus may be issued to participants in the Global Indemnity plc Share Incentive Plan (the “Plan”) (i) upon the exercise of certain outstanding options to purchase the Ordinary Shares or (ii) in connection with the issuance of certain equity awards (“awards”), including stock options, restricted stock, and other share-based awards as authorized by the Plan and as further detailed in the section entitled “Description of the Plan” beginning on page 3 that are granted after the date of this prospectus. All awards are subject to the terms of the Plan and the applicable award agreement.

This prospectus also covers such additional Ordinary Shares that may become available from time to time under the Plan. We will receive the exercise or purchase price of these equity awards under the Plan if and when such awards are exercised.

Our Ordinary Shares are quoted on the NASDAQ Global Select Market under the symbol “GBLI.” On [            ], the last reported sales price of our common stock was $[            ] per share.

Investing in these securities involves risks. See “Risk Factors” beginning on Page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [                    ].

References in this prospectus to “Global Indemnity,” “we,” “our” or “us” refer to Global Indemnity Public Limited Company together with its consolidated subsidiaries.

PROSPECTUS SUMMARY

The 2,000,000 shares of our Ordinary Shares covered by this prospectus may be issued upon the exercise of certain outstanding equity awards held by participants in the Plan. In addition, after the date of this prospectus, we may grant certain awards, including stock options, restricted stock, and other share-based awards as authorized by the Plan and as further detailed in the section entitled “Description of the Stock Plan” beginning on page 3, to participants in the Plan. All awards are subject to the terms of the Plan and the applicable award agreement.

You should read this prospectus, any prospectus supplement to this prospectus, any documents that we incorporate by reference in this prospectus and any prospectus supplement and the additional information described below under “Incorporation of Certain Information by Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Global Indemnity plc

Global Indemnity, one of the leading specialty property and casualty insurers in the industry, provides its insurance products across a full distribution network — binding authority, program, brokerage, and reinsurance. The Company manages the distribution of these products in two segments: (a) Insurance Operations, which includes the operations of United National Insurance Company, Diamond State Insurance Company, United National Specialty Insurance Company, Penn-America Insurance Company, Penn-Star Insurance Company, Penn-Patriot Insurance Company, American Insurance Adjustment Agency, Inc., Collectibles Insurance Services, LLC, Global Indemnity Insurance Agency, LLC, and J.H. Ferguson & Associates, LLC, and (b) Reinsurance Operations, which includes the operations of Global Indemnity Reinsurance Company, Ltd.

On January 1, 2015, Global Indemnity Group, Inc., a subsidiary of Global Indemnity, completed its acquisition of all of the issued and outstanding capital stock of American Reliable Insurance Company. American Reliable was established in 1952 and is headquartered in Scottsdale Arizona. It has facilities in Scottsdale, Arizona, and Omaha, Nebraska, and writes property and casualty insurance across all fifty states and the District of Columbia. It writes specialty personal lines and agricultural property and casualty insurance, in each case distributed through a network of general and independent agents.

Global Indemnity was incorporated on March 9, 2010 and is domiciled in Ireland. Global Indemnity replaced the Company’s predecessor, United America Indemnity, Ltd., as the ultimate parent company as a result of a re-domestication transaction. United America Indemnity, Ltd. was incorporated on August 26, 2003, and is domiciled in the Cayman Islands. United America Indemnity, Ltd. is now a subsidiary of the Company. The Company’s A ordinary shares are publicly traded on the NASDAQ Global Select Market under the trading symbol “GBLI.”

The Company’s principal executive offices are located at Global Indemnity plc, 25/28 North Wall Quay, Dublin 1, Ireland and its telephone number is 353 (0) 1 649-2000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference herein, including the matters discussed under “Risk Factors” in Item 1A of Part I in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2015 and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. In addition, you should carefully consider information in any accompanying prospectus supplement or any documents we incorporate by reference in this prospectus and any accompanying prospectus supplement, before deciding to invest in the Company’s Ordinary Shares. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. We have based our forward-looking statements on our beliefs and assumptions based on information available to us at the time the statements are made. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of identified transactions or natural disasters, and statements about the future performance, operations, products and services of the companies.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those set forth herein or in our annual, quarterly and other reports we file with the SEC. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We do not intend to update these forward-looking statements, except as required by applicable law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are set forth in ““Risk Factors” in Item 1A of Part I in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 16, 2015 and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Company’s forward-looking statements speak only as of the date of this report or as of the date they were made. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

USE OF PROCEEDS

We will receive proceeds from the sale of Ordinary Shares offered by this prospectus only to the extent that equity awards issued under the Plan are exercised for Ordinary Shares covered by this prospectus and are paid for in cash. Pending any specific application, the Registrant may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness. The Registrant cannot estimate the amount of any such proceeds at this time.

PLAN OF DISTRIBUTION

The Plan permits us to issue Ordinary Shares to our and our Affiliates’ (as defined in the Plan) eligible officers, directors, employees, consultants, persons who at the time of grant may be performing services for the Company and non-employee directors. Ordinary Shares being registered hereunder are issuable pursuant to stock options, restricted stock and other share-based award issued under the Plan.

DESCRIPTION OF THE PLAN

On June 11, 2014, the Company’s shareholders approved the Plan. The purpose of the Plan is to give the Company a competitive advantage in attracting and retaining officers, employees, consultants and non-employee directors by offering stock options, restricted shares and other stock-based awards.

Administration. The Plan is administered by the Compensation & Benefits Committee (the “Compensation Committee”) of the board of directors of the Company (the “Board”) or by a committee of the Board that may be designated from time to time to administer or make certain decisions required under the Plan. Subject to the terms and conditions of the Plan, the Compensation Committee is authorized to determine which eligible participants will be granted awards, determine the number of Ordinary Shares covered by an award, determine the terms and conditions of each award granted thereunder, amend awards, determine if amounts payable under an award may be deferred, adopt, alter and repeal any administrative rules and practices governing the Plan, interpret the terms of the Plan and any award granted under the Plan, adopt any sub-plans as necessary, and generally supervise and administer the Plan.

Ordinary Shares Available for Issuance. As of [            ], the number of the Company’s Ordinary Shares reserved and available for grant under the Plan was              shares, subject to any applicable increases or decreases as set forth in the terms of the Plan, and              shares which are subject to outstanding options. Ordinary Shares which have been forfeited to the Company or awards which have been terminated without being exercised, shall be again available for distribution in connection with awards granted under the Plan. Ordinary Shares delivered or exchanged by a participant as full or partial payment to the Company for the exercise price or withholding taxes of an award shall be again available for purposes of awards under the Plan. The total number of Ordinary Shares subject to any stock option grant to any one participant shall not exceed 100,000 shares during each fiscal year of the Company. No one participant may be granted more than 50,000 shares in other share-based awards that are contingent upon the attainment of performance goals in any fiscal year of the Company.

Participants. The following Persons are eligible to be granted awards under the Plan: (i) Persons who are officers, directors, employees or consultants of the Company and/or any of its affiliates; (ii) Persons who at the time of grant may be performing (or subject to being required to perform) services for the Company or any of its affiliates (including, without limitation, officers, directors, employees, affiliates and consultants of FPC); and (iii) non-employee directors of the Company and its affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its affiliates. However, incentive stock options may be granted only to employees of the Company its subsidiaries or its Parent. For purposes of the Plan,

“FPC” means Fox Paine & Company and its subsidiaries and related entities and all partners, members, directors, employees, shareholders and agents of the foregoing and “Person” includes any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

Terms of Stock Options. The Compensation Committee is authorized to grant and administer stock options (including incentive stock options and nonstatutory stock options) under the Plan. The terms of any awards granted under the Plan will be determined by the Compensation Committee. For awards consisting of stock options, the exercise price shall be determined at the time of grant and may not be less than the fair market value of the Ordinary Shares on the date the option is granted. The term of an option may not exceed ten years. The exercise price of options is payable in cash, in shares (including by withholding shares deliverable upon the exercise of options), bank check, or such other instrument or method of payment as the Compensation Committee may accept, as set forth in the individual award agreement. The Plan gives the Compensation Committee discretion to determine the exercisability of stock options granted under the Plan.

Generally, unless otherwise determined by the Compensation Committee or specified in the applicable option, employment or consulting agreement, in the event of a termination of a participant’s employment for any reason, other than for cause, the vesting of any awarded stock options ceases, the term of any unvested stock options lapses and any vested and unvested portions will become unexercisable, except the participant shall have 90 days to exercise any vested stock options that are vested on the date of the participant’s termination. In the event of a termination of a participant’s employment for cause, all outstanding and unexercised stock options, whether vested or unvested, as of the time the participant is notified that his employment is terminated or if the participant voluntarily terminates employment within 90 days after an occurrence of an event that would be grounds for a termination for cause, will be cancelled immediately. Stock options granted under the Plan are generally not transferable other than by will or the laws of descent and distribution or as otherwise permitted under an applicable option agreement to a family member, and are only exercisable during the lifetime of the holder.

Terms of Restricted Shares. The Compensation Committee is authorized to grant and administer restricted shares under the Plan. The terms of any awards granted under the Plan will be determined by the Compensation Committee. Each participant receiving restricted shares shall be issued a share certificate in respect of such restricted shares, unless the Compensation Committee elects to use another system to evidence ownership of the restricted shares. Unless otherwise specified in the term of the agreement issuing the restricted shares, upon a participant’s termination for any reason during the relevant restriction period, all unvested restricted shares will be forfeited to the Company, without compensation. Except as provided in the Plan, any participant who is issued restricted shares shall have all the rights of a shareholder of the Company that holds Ordinary Shares, including, if applicable, the right to vote the shares and the right to receive cash dividends or distributions.

Terms of Other Share-Based Awards. The Compensation Committee is authorized to grant and administer other share-based awards under the Plan. The terms of any awards granted under the Plan will be determined by the Compensation Committee, including if the award is payable in, valued in reference to or based on Ordinary Shares. The awards may be given purely as a bonus and not subject to any restrictions or conditions, in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company, as share appreciation rights, as share equivalent units, or as awards valued by reference to the book value of the Ordinary Shares. Other share-based awards may be given upon the achievement of performance goals, the criteria of which will be determined by the Compensation Committee. Subject to the determination of the Compensation Committee, other share-based awards will be entitled to receive dividends or dividend equivalents with respect to the number of Ordinary Shares covered by the award, may be subject vesting or forfeiture, may be subject to special waivers of limitations by the Compensation Committee, may be issued for no cash consideration, may be priced as determined by the Compensation Committee and the Compensation Committee will determine the extent to which a participant’s performance goals have been achieved.

Amendments, Adjustments & Termination. The Board or the Committee may amend, suspend or terminate the Plan, prospectively or retroactively. However, unless otherwise required by law or the Plan, no amendment, suspension or termination shall be made that is adverse to the rights of a participant under and award without such participant’s consent. In some cases, the Board may not amend the Plan without the approval of the stockholders to the extent such approval is required under applicable NASDAQ rules, the Internal Revenue Code, and SEC rules. The Committee may amend the terms of any award that was previously granted, prospectively or retroactively, but no such amendment can be made that is adverse to the rights of the participant thereunder without the participant’s consent. The Plan terminates on February 10, 2019, unless earlier terminated by the Board. Awards outstanding as of such date shall not be affected or impaired by the expiration of the Plan and shall be subject to the terms of the Plan.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by the full text of the Plan, a copy of which is filed herewith as Exhibit 4.1.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by A&L Goodbody, Solicitors.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report(s), (which contains an adverse opinion on the effectiveness of internal control over financial reporting), of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of American Reliable Insurance Company included as Exhibit 99.1 of Global Indemnity’s Current Report on Form 8-K dated January 1, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed by us with the SEC pursuant to the Securities Act and the Exchange Act are incorporated by reference in this Registration Statement:

(i)	Our Annual Report on Form 10-K for the year ended December 31, 2014;

(ii)	Our Current Reports (other than the portions of these documents not deemed to be filed) on Form 8-K filed with the SEC on January 5, 2015 and 8-K/A filed with the SEC on March 16, 2015; and

(iii)	The description of the Company’s A Ordinary Shares contained in the Company’s Current Report on Form 8-K12B, filed with the SEC on July 2, 2010, including any amendments or supplements thereto.

In addition to the foregoing, all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including Global Indemnity, who file electronically with the SEC. The reports and other information filed by us with the SEC are also available at our website. The address of the site is www.globalindemnity.ie. Our and the SEC’s web addresses have been included as inactive textual references only. The information contained on those websites is expressly not incorporated by reference into this Registration Statement.

Upon request, we will provide, free of charge, to each person, including any beneficial owner to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus. You may request a copy of these filings from us by writing to us at Global Indemnity plc, 25/28 North Wall Quay, Dublin 1, Ireland Attention: Stephen W. Ries, Secretary, or by telephoning us at 353 (0) 1 649-2000.

PART II

INFORMATION REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated) to be incurred by the registrant in connection with a distribution of securities registered under this Registration Statement:

Amount to be Paid
SEC registration fee	$6,136
Legal fees and expenses	24,344
Accounting fees and expenses	5,000
Miscellaneous	20

Total	$35,500

Item 15.	Indemnification of Directors and Officers.

Subject to the provisions of and so far as may be admitted by Irish law, the Company’s articles of association provide that every director and the secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his duties or in relation thereto including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as an officer or employee of the Company and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court.

The Company may also indemnify any person who was, is or is threatened to be made a party to a Proceeding (as hereinafter defined) by reason of the fact that he or she is or was an “officer” of the Company as such term is defined under the Exchange Act (excluding any director or secretary) as well as with individuals serving as director, officer or some other function of any other entity, to the fullest extent permitted under Irish law, as the same exists or may hereafter be amended. Such right shall include the right to be paid by the Company expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Irish law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the officer or other covered person is not entitled to be indemnified under this article or otherwise.

The Company’s subsidiary, United America Indemnity, Ltd. has entered into indemnification agreements as to certain of the Company’s directors, secretary and officers providing for the indemnification of, and advancement of expenses to, such persons, to the fullest extent permitted by law.

“Proceeding,” as used herein, means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.

The Company maintains directors and officers liability insurance, as well as other types of insurance, covering certain liabilities that may be incurred by its directors and officers in the performance of their duties.

Item 16.	Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement or in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bala Cynwyd, Pennsylvania, on this 16th day of March, 2015.

GLOBAL INDEMNITY PUBLIC LIMITED COMPANY

By:	/s/Cynthia Y. Valko
(Cynthia Y. Valko)
(Chief Executive Officer and Director)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of the registrant hereby constitutes and appoints Thomas M. McGeehan and Stephen W. Ries, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cynthia Y. Valko (Cynthia Y. Valko) (Principal Executive Officer)	Chief Executive Officer and Director	March 16, 2015

/s/ Thomas M. McGeehan (Thomas M. McGeehan) (Principal Financial Officer)	Executive Vice President and Chief Financial Officer	March 16, 2015

/s/ Saul A. Fox (Saul A. Fox)	Chairman and Director	March 16, 2015

/s/ James W. Crystal (James W. Crystal)	Director	March 16, 2015

/s/ Seth J. Gersch (Seth J. Gersch)	Director	March 16, 2015

/s/ John H. Howes (John H. Howes)	Director	March 16, 2015

/s/ Chad A. Leat (Chad A. Leat)	Director	March 16, 2015

/s/ Stephen A. Cozen (Stephen A. Cozen)	Director	March 16, 2015

EXHIBIT INDEX

Exhibit No.	Document

4.1	Global Indemnity plc Share Incentive Plan.

5.1	Opinion of A&L Goodbody, Solicitors as to the legality of the A ordinary shares.

23.1	Consent of A&L Goodbody, Solicitors (included as part of Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included as part of signature page).